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                                                                   EXHIBIT 10(o)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 31, 2002 (this "Amendment"), amends the Credit Agreement, dated as of August 30, 2002 (the "Credit Agreement"), among INTEGRA BANK CORPORATION, an Indiana corporation (the "Borrower"), the various banks parties thereto (collectively, the "Banks") and THE NORTHERN TRUST COMPANY, as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

      WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Borrower from time to time; and

      WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

      SECTION 1. AMENDMENTS. Effective as of December 31, 2002, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.4 below.

      1.1 Trust Issuer. The definition of "Trust Issuers" in Section 1.1 of the Credit Agreement is hereby amended to state in its entirety as follows:

            "Trust Issuers" shall mean Integra Capital Trust I, a Delaware statutory business trust, Integra Capital Trust II, a Delaware statutory business trust, and any other statutory business trust subsidiary of the Borrower.

      1.2 Subordinated Indebtedness. Section 1.1 of the Credit Agreement is hereby amended to include the following additional definition:

            "Subordinated Indebtedness" shall mean any Indebtedness of the Borrower however evidenced which by the terms is expressly subordinate and junior in right of payment to the prior payment of the obligations of the Borrower hereunder and under the Notes on terms satisfactory to the Banks.
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      1.3 Net Income to Average Assets. Section 8.4(c) of the Credit Agreement
is hereby amended by the deletion of the number "0.60" and the substitution of the number "0.50" therefore.

      1.4 Indebtedness. Section 8.5(vi) of the Credit Agreement is hereby amended to read as follows:

            (vi) the total amount of Subordinated Indebtedness, Trust Indebtedness and Trust Guarantees, including any Trust Indebtedness existing as of the date of the First Amendment hereto and any refinancing thereof, in an aggregate amount not in excess of $67,500,000 at any time outstanding.

      SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Agent to the Borrower and the Banks.

      2.1 Receipt of Documents. The Agent shall have received this Amendment, duly executed by the Borrower, the Agent and the Banks.

      2.2 Compliance with Warranties, No Default, etc. After giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Agent and each Bank that such statements are true and correct as at such times):

            (a) the representations and warranties set forth in Section 7 of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

            (b) no Default shall have then occurred and be continuing,

      SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and each Bank as follows:

      3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

            (a) contravene the Borrower's charter or by laws;

            (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

            (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.


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      3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

      3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

      SECTION 4. MISCELLANEOUS.

      4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.

      4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

      4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

      4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

      4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           INTEGRA BANK CORPORATION

                                           By /s/ CHARLES A. CASWELL
                                              ----------------------
                                              Title: Chief Financial Officer


                                           THE NORTHERN TRUST COMPANY,
                                               individually and as Agent

                                           By /s/ ALISA A. WAXMAN
                                              -------------------
                                              Title: Vice President


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